UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

At the April 24, 2007 meeting of the Compensation/Nominating Committee (the “Committee”) of the Board of Directors of PECO II, Inc. (the “Company”), John G. Heindel, the Company’s Chairman, President and Chief Executive Officer, proposed that 50% of the base salary to be earned in the final three months of his employment agreement, dated July 28, 2005, be payable in restricted stock instead of cash. The Committee approved the proposal at such meeting and, as a result, the Company and Mr. Heindel agreed on April 30, 2007 that his base salary, which is currently $260,000 on an annual basis, for the period beginning on May 1, 2007 and ending on July 27, 2007, will be payable as follows:

•	$32,500 will be payable in cash in accordance with normal payroll practices; and

•

$32,500 will be payable in the form of 41,139 shares of the Company’s restricted stock (based on the $0.79 closing price of the Company’s common shares on April 30, 2007), vesting in three equal installments on each of May 1, June 1, and July 1, 2007.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: May 2, 2007	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman, President and Chief Executive Officer